Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FIRST-QUARTER 2013 RESULTS

— Provides sales and earnings per share projections for 2013 —

LAKE FOREST, Ill., May 1, 2013 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the first quarter ended March 31, 2013. Adjusted* net sales for the quarter were $988 million and adjusted* diluted earnings per share were $0.52. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, net sales were $884 million and diluted loss per share was $0.46.

"Hospira delivered adjusted first-quarter results in line with our expectations," said F. Michael Ball, chief executive officer. "We continued to advance our quality-improvement efforts as well as position our business for the future, including announcing our new device strategy, progressing with our global expansion initiative, and launching new premix versions of our proprietary sedation agent Precedex™ in the United States. We believe our efforts and investments are positioning Hospira to be even more competitive longer term, driving greater value for our customers and shareholders alike."

First-Quarter 2013 Results
The following table highlights selected financial results for the first quarter of 2013 compared to the same period in 2012:

In $ millions, except per share amounts	GAAP Three Months Ended March 31,		%	Adjusted* Three Months Ended March 31,		%
	2013	2012	Change	2013	2012	Change
Net Sales	$884.0	$965.9	(8.5)%	$988.3	$965.9	2.3%
Gross Profit (Net Sales less Cost of Products Sold)	$150.1	$300.0	(50.0)%	$359.5	$357.5	0.6%
(Loss) Income from Operations	$(118.6)	$46.7	(354.0)%	$101.2	$104.2	(2.9)%
Diluted (Loss) Earnings Per Share	$(0.46)	$0.24	(291.7)%	$0.52	$0.47	10.6%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	17.0%	31.1%		36.4%	37.0%
(Loss) Income from Operations	(13.4)%	4.8%		10.2%	10.8%

Results under GAAP include items as detailed in the schedules attached to this press release.

Adjusted* net sales (excluding the impact of customer sales allowances associated with the company's device strategy) were $988 million in the first quarter of 2013, an increase of 2.3 percent compared to the first quarter of 2012. Continued strong U.S. sales of Precedex™ and higher pricing on certain Specialty Injectable Pharmaceuticals (SIP) products in the U.S. drove the majority of the increase. These factors more than offset pricing erosion of certain newer U.S. SIP products and lower device sales as a result of an expanded import alert by the U.S. Food and Drug Administration, announced on February 14, 2013. On a GAAP basis, net sales in the quarter were $884 million and include the impact of charges associated with the company's device strategy, announced May 1, 2013.

Adjusted* income from operations decreased 2.9 percent to $101 million in the first quarter of 2013, compared to $104 million in the first quarter of 2012. The decline primarily reflects the impact of costs associated with higher year-over-year manufacturing costs related to quality initiatives and higher research and development (R&D) spending. On a GAAP basis, loss from operations was $119 million compared to income from operations of $47 million in the first quarter of 2012. The decrease was mainly due to the impact of charges related to the company's new device strategy.

The effective tax rate on an adjusted basis* in the quarter was 1.0 percent compared to 19.0 percent in the first quarter of 2012. The decrease is primarily due to a 2013 tax benefit related to the retroactive reinstatement of the U.S. federal R&D tax credit and other corporate provisions for 2012 and 2013. On a GAAP basis, the first-quarter 2013 effective tax rate was a benefit of 41.6 percent compared to a benefit of 17.3 percent in the first quarter of 2012. The benefit during both periods resulted from higher quality- and device-related charges incurred in higher tax-rate jurisdictions.

Cash Flow
Cash flow from operations for the first quarter of 2013 was $21 million compared to $87 million in the first quarter of 2012. The decrease is primarily due to lower income from operations in 2013 primarily related to investments in the company's quality-improvement initiatives, as well as to higher inventory levels and other payments.

Capital expenditures were $69 million for the first quarter of 2013, compared to $67 million for the same period in 2012.

2013 Projections
For full-year 2013, Hospira expects the year-over-year change to adjusted* net sales to be negative 1 percent to positive 1 percent. On a GAAP basis, the year-over-year change to net sales is expected to range between negative 4 percent and negative 2 percent, due to the impact of customer sales allowances associated with the company's device strategy. Foreign exchange is not expected to impact net sales on an adjusted* or reported basis.

Adjusted* diluted earnings per share for 2013 are expected to be in a range of $2.00 to $2.10, representing flat to 5 percent growth. The reconciliation between the projected 2013 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.10

Estimated charges related to the company's device strategy (mid-point of an estimated range of $0.91 to $0.99 per diluted share)	$(0.95)

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.29 to $0.33 per diluted share)	$(0.31)

Impairment of certain assets	$(0.01)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.33 to $0.41 per diluted share)	$(0.37)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.11 to $0.13 per diluted share)	$(0.12)

Estimated acquisition and integration-related charges associated with the pending acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	$(0.05)

Other restructuring charges	$(0.02)

Diluted earnings per share — GAAP	$0.17 - $0.27

The adjusting items are shown net of tax in aggregate of $128 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company projects that cash flow from operations in 2013 will be between $200 million and $250 million. Depreciation and amortization is expected to be between $255 million and $275 million, and capital expenditures are projected to range between $425 million and $475 million.

*Use of Non-GAAP Financial Measures
Adjusted* measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release.
For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, May 1, 2013. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 16,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, continuous improvement activities and device strategy, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of (Loss) Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended March 31,		% Change
	2013	2012
Net sales	$884.0	$965.9	(8.5)%

Cost of products sold	733.9	665.9	10.2%
Restructuring and impairment	8.8	—	nm
Research and development	73.8	69.1	6.8%
Selling, general and administrative	186.1	184.2	1.0%
Total operating costs and expenses	1,002.6	919.2	9.1%
(Loss) Income From Operations	(118.6)	46.7	(354.0)%

Interest expense	19.6	22.2	(11.7)%
Other expense, net	2.3	1.4	64.3%
(Loss) Income Before Income Taxes	(140.5)	23.1	(708.2)%

Income tax benefit	(58.4)	(4.0)	nm
Equity income from affiliates, net	(5.5)	(13.1)	(58.0)%
Net (Loss) Income	$(76.6)	$40.2	(290.5)%

(Loss) Earnings Per Common Share:
Basic	$(0.46)	$0.24	(291.7)%
Diluted	$(0.46)	$0.24	(291.7)%

Weighted Average Common Shares Outstanding:
Basic	165.3	164.6	0.4%
Diluted	165.3	165.8	(0.3)%

Adjusted Net Sales (1)(2)	$988.3	$965.9	2.3%
Adjusted Gross Profit (1)(3)	$359.5	$357.5	0.6%
Adjusted Income From Operations (1)	$101.2	$104.2	(2.9)%
Adjusted Net Income (1)	$86.1	$78.4	9.8%
Adjusted Diluted Earnings Per Share (1)	$0.52	$0.47	10.6%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2013	2012	2013	2012
Gross Profit (3)	17.0%	31.1%	36.4%	37.0%
(Loss) Income From Operations	(13.4)%	4.8%	10.2%	10.8%
Net (Loss) Income	(8.7)%	4.2%	8.7%	8.1%
Income Tax Rate	(41.6)%	(17.3)%	1.0%	19.0%
______________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	There were no adjustments included in GAAP Net sales for the three months ended March 31, 2012.
(3)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm	Percentage change is not meaningful.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended March 31, 2013 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Net Sales	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP financial measures	$884.0	$150.1	$(118.6)	$(76.6)	$(0.46)
Specified items:
Device strategy charges (A)	104.3	176.8	181.5	134.3	0.81
Amortization of certain intangible assets (B)	—	18.2	18.2	12.6	0.08
Impairment of certain assets (C)	—	—	—	2.1	0.01
Certain quality and product related charges (D)	—	10.7	10.7	7.4	0.04
Capacity expansion related charges (E)	—	3.7	3.7	2.4	0.01
Acquisition and integration related charges (F)	—	—	1.6	1.1	0.01
Other restructuring charges (G)	—	—	4.1	2.8	0.02
Adjusted financial measures (3)	$988.3	$359.5	$101.2	$86.1	$0.52
__________________________________________________________________________

GAAP results for the three months ended March 31, 2013 include:
(A)
Device strategy charges: $104.3 million reported in Net sales, $72.5 million in Cost of product sold and $4.7 million in Restructuring and impairment. These charges include device related customer sales allowances, contract termination, collection and destruction costs, inventory charges and other asset impairments associated with Hospira's device strategy.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(C)	Impairment of certain assets: $2.1 million reported in Other expense, net, related to a marketable equity investment.
(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(F)	Acquisition and integration related charges reported in Selling, general, and administrative include costs for the pending acquisition and integration of an active pharmaceutical ingredient business.
(G)	Other Restructuring Charges: $4.1 million reported in Restructuring and impairment. These charges include severance charges associated with Hospira's commercial reorganization.

Three months ended March 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$300.0	$46.7	$40.2	$0.24
Specified items:
Amortization of certain intangible assets (A)	18.7	18.7	13.0	0.08
Certain quality and product related charges (B)	36.9	36.9	23.9	0.14
Capacity expansion related charges (C)	1.9	1.9	1.3	0.01
Adjusted financial measures (3)	$357.5	$104.2	$78.4	$0.47

__________________________________________________________________________

GAAP results for the three months ended March 31, 2012 include:
(A)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharmaceuticals, Inc. and a generic injectable business by Hospira India.

(B)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls. These charges are directly associated with Hospira’s response to the FDA 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

	(C)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.
(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)
Adjusted net income is shown net of tax of $59.2 million and $19.3 million for the three months ended March 31, 2013 and 2012, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted net sales, adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on May 1, 2013.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$726.8	$772.1
Trade receivables, less allowances of $13.2 in 2013 and $12.7 in 2012	617.5	646.9
Inventories, net	995.3	997.8
Deferred income taxes	181.7	214.4
Prepaid expenses	65.0	53.9
Other receivables	80.8	75.3
Total Current Assets	2,667.1	2,760.4
Property and equipment, net	1,450.5	1,445.1
Intangible assets, net	251.5	266.8
Goodwill	1,080.6	1,079.1
Deferred income taxes	376.0	296.8
Investments	76.1	71.8
Other assets	166.7	168.6
Total Assets	$6,068.5	$6,088.6
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$41.1	$28.9
Trade accounts payable	258.4	276.0
Salaries, wages and commissions	126.0	144.0
Other accrued liabilities	579.7	580.3
Total Current Liabilities	1,005.2	1,029.2
Long-term debt	1,704.5	1,706.8
Deferred income taxes	3.1	4.4
Post-retirement obligations and other long-term liabilities	372.5	306.5
Commitments and Contingencies
Total Shareholders' Equity	2,983.2	3,041.7
Total Liabilities and Shareholders' Equity	$6,068.5	$6,088.6

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Three Months Ended March 31,
	2013	2012
Cash Flow From Operating Activities:
Net (loss) income	$(76.6)	$40.2
Adjustments to reconcile net (loss) income to net cash from operating activities-
Depreciation	41.7	40.8
Amortization of intangible assets	21.9	21.3
Stock-based compensation expense	11.5	10.4
Undistributed equity income from affiliates	(5.5)	(13.1)
Deferred income taxes	(43.9)	(6.4)
Impairment and other asset charges	55.5	1.6
Changes in assets and liabilities-
Trade receivables	20.5	22.2
Inventories	(51.5)	(35.3)
Prepaid expenses and other assets	(20.8)	(10.5)
Trade accounts payable	(12.5)	(3.8)
Other liabilities	75.8	18.9
Other, net	4.7	0.7
Net Cash Provided by Operating Activities	20.8	87.0

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(68.6)	(67.3)
Purchases of intangibles and other investments	(7.9)	(3.6)
Proceeds from disposition of businesses and assets	1.4	3.1
Net Cash Used in Investing Activities	(75.1)	(67.8)

Cash Flow From Financing Activities:
Other borrowings, net	11.2	27.5
Excess tax benefit from stock-based compensation arrangements	0.2	1.7
Proceeds from stock options exercised	2.7	3.4
Net Cash Provided by Financing Activities	14.1	32.6

Effect of exchange rate changes on cash and cash equivalents	(5.1)	6.6

Net change in cash and cash equivalents	(45.3)	58.4
Cash and cash equivalents at beginning of period	772.1	597.5
Cash and cash equivalents at end of period	$726.8	$655.9

Supplemental Cash Flow Information:
Cash paid (received) during the period-
Interest	$14.4	$31.1
Income taxes, net of refunds	$6.1	$(8.4)

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended March 31,
				Reported		Adjusted(1)(3)
	GAAP Net Sales 2013	Adjusted Net Sales 2013(1)(3)	GAAP Net Sales 2012	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)	% Change at Actual Currency Rates	% Change at Constant Currency Rates(2)
Americas—
Specialty Injectable Pharmaceuticals	$511.0	$511.0	$457.7	11.6%	11.9%	11.6%	11.9%
Medication Management	98.8	187.2	213.2	(53.7)%	(53.4)%	(12.2)%	(12.0)%
Other Pharma	88.6	88.6	99.4	(10.9)%	(10.8)%	(10.9)%	(10.8)%
Total Americas	698.4	786.8	770.3	(9.3)%	(9.1)%	2.1%	2.4%

Europe, Middle East & Africa ("EMEA")—
Specialty Injectable Pharmaceuticals	82.3	82.3	76.2	8.0%	7.0%	8.0%	7.0%
Medication Management	18.3	31.5	30.8	(40.6)%	(41.6)%	2.3%	1.3%
Other Pharma	16.5	16.5	20.9	(21.1)%	(20.6)%	(21.1)%	(20.6)%
Total EMEA	117.1	130.3	127.9	(8.4)%	(9.1)%	1.9%	1.2%

Asia Pacific ("APAC")—
Specialty Injectable Pharmaceuticals	58.2	58.2	52.5	10.9%	12.6%	10.9%	12.6%
Medication Management	7.4	10.1	12.2	(39.3)%	(39.3)%	(17.2)%	(17.2)%
Other Pharma	2.9	2.9	3.0	(3.3)%	(3.3)%	(3.3)%	(3.3)%
Total APAC	68.5	71.2	67.7	1.2%	2.5%	5.2%	6.5%

Net Sales	$884.0	$988.3	$965.9	(8.5)%	(8.3)%	2.3%	2.5%

Global—
Specialty Injectable Pharmaceuticals	$651.5	$651.5	$586.4	11.1%	11.4%	11.1%	11.4%
Medication Management	124.5	228.8	256.2	(51.4)%	(51.3)%	(10.7)%	(10.6)%
Other Pharma	108.0	108.0	123.3	(12.4)%	(12.2)%	(12.4)%	(12.2)%
Net Sales	$884.0	$988.3	$965.9	(8.5)%	(8.3)%	2.3%	2.5%

(1)
Adjusted Net sales for the three months ended March 31, 2013 excludes charges of $104.3 million related to the device strategy. The device strategy charges are reported in the respective Medication Management Net sales by product line as follows: Americas-$88.4 million, EMEA-$13.2 million and APAC-$2.7 million. There were no adjustments included in GAAP Net sales for the three months ended March 31, 2012.

(2)
The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates. Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period's foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira's results of operations.

(3)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.